ISORAY, INC.
2008 Employee Stock Option Plan
1.    Purpose Of Plan.

(a)    General Purpose. The purpose of the IsoRay, Inc. 2008 Employee Stock Option Plan ("Plan") is to further the interests of IsoRay, Inc., a Minnesota corporation (the "Corporation"), and its subsidiaries (i) by providing an incentive based form of compensation to the officers, key employees, consultants and service providers of the Corporation and of its subsidiaries, and (ii) by encouraging such persons to invest in shares of the Corporation's Common Stock, thereby acquiring a proprietary interest in its business and the business of its subsidiaries and an increased personal interest in its continued success and progress.

(b)    Tax Treatment. The Corporation shall have no liability to any optionee hereunder with respect to the tax treatment of any option granted and in effect under the Plan. However, the Plan is designed to be exempt from Section 409A ("Code Section 409A") of the Internal Revenue Code of 1986, as amended (the "Code").

2.    Stock And Maximum Number Of Shares Subject To Plan.

(a)    Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of the Plan and issuable upon exercise of options granted under the Plan are shares of the Corporation's Common Stock, $.001 par value, which may be either unissued or treasury shares, as the Corporation's Board of Directors (the "Board") may from time to time determine. Subject to adjustment as provided in Section 7, the aggregate number of shares of Common Stock covered by the Plan and issuable upon exercise of all options granted hereunder shall be 2,000,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.

(b)    Restoration of Unpurchased Shares. If an option expires or terminates for any reason prior to its exercise in full and before the term of the Plan expires, the shares subject to, but not issued under such option shall again be available for other options thereafter granted.

3.    Administration; Amendments.

(a)    Administration. The Plan shall be administered by the Board or by a committee (the "Committee") to which administration of the Plan, or of part of the Plan, is delegated by the Board (in either case, the "Administrator"). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto, and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Corporation as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b)    Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant options; (ii) to determine the Fair Market Value of the Common Stock subject to options; (iii) to determine the exercise price of options granted; (iv) to determine the persons to whom, and the time or times at which, options shall be granted (each, a "Grantee"), and the number of shares subject to each option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each option granted (which need not be identical), including but not limited to, the time or times at which options shall vest and be exercisable; (viii) with the consent of the Grantee, to modify, amend, terminate or replace any option; (ix) to defer (with the consent of the Grantee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Corporation any instrument evidencing the grant of an option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Corporation as it deems proper.

(c)    All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

(d)    Exercise Price. Upon the grant of any option, the Administrator shall specify the exercise price for the shares issuable upon exercise of options granted, which exercise price shall in no event be less than 100% of the Fair Market Value per share on the date such option is granted. Non-qualified options granted under this Plan shall not be discounted; accordingly they are intended to be exempt from Code Section 409A.

(e)    Fair Market Value. The Fair Market Value of a share of Common Stock on any particular day shall be determined as follows:

(i)    If the Common Stock is readily tradable on an established securities market, its Fair Market Value shall be determined, in accordance with regulations under Code Section 409A, by any of the following methods selected and consistently followed by the Administrator from time to time: (i) the last sale before or the first sale after the grant; (ii) the closing price on the trading day before or the trading day of the grant; (iii) the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant; or (iv) any other reasonable method using actual transactions in the Common Stock as reported by such market.

(ii)    If the Common Stock is not readily tradable on an established securities market, its Fair Market Value shall be determined in good faith by the Administrator by a reasonable application of a reasonable valuation method, taking into consideration all relevant factors as provided in regulations under Code Section 409A, or the Administrator may consistently apply, from time to time, one of the valuation methods presumed to be reasonable as set forth in said regulations.

(d)    Option Grant Date. Except in the case of advance approvals described in Section 4(a), the date of grant of an option under this Plan shall be the date as of which the Administrator approves the grant with respect to at least the following determinable features: the identity of the Grantee, type of grant, number of shares, exercise price, vesting schedule and expiration date. For this purpose, the default provisions of the Plan shall be deemed incorporated into any grant to the extent that other terms are not specified for the grant.

(e)    Interpretation. The interpretation and construction by the Administrator of the terms and provisions of this Plan and of the agreements governing options and rights granted under the Plan shall be final and conclusive. No member of the Administrator shall be liable for any action taken or determination made in good faith.

(f)    Amendments to Plan. The Administrator may, without action on the part of the shareholders of the Corporation, make such amendments to, changes in and additions to the Plan as it may, from time to time, deem proper and in the best interests of the Corporation; provided that the Administrator may not, without consent of the Grantee, take any action which disqualifies any option granted under the Plan as an incentive stock option for treatment as such or which adversely affects or impairs the rights of a Grantee of any option outstanding under the Plan.

(g)    Termination of the Plan. This Plan may be abandoned, suspended, or terminated at any time by the Administrator; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any options then outstanding under this Plan.

4.    Participants; Duration Of Plan.

(a)    Eligibility and Participation. Options may be granted in the total amount for the period as allocated by the Administrator as provided in Section 4(b) below only to persons who at the time of grant are key employees of, consultants to, or service providers to the Corporation or its subsidiaries or others who qualify under the general purpose of the Plan stated above in Section 1. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant. The Administrator may approve the grant of options under this Plan to persons who are expected to become employees or consultants of the Corporation, but are not employees or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator. However, no such options approved in anticipation of hire by the Corporation shall be exercisable or validly existing and in effect before the actual date of hire. If an incentive stock option is granted in anticipation of employment as provided above, the option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for options granted on that date.

(b)    Allotment. The Administrator shall determine the aggregate number of shares of Common Stock which may be optioned from time to time but the Administrator shall have sole authority to determine the number of shares and the recipient thereof to be optioned at any time. The Administrator shall not be required to grant all options allocated by the Administrator for any given period if it determines, in its sole and exclusive judgment, that such grant is not in the best interests of the Corporation. The grant of an option to any person shall neither entitle such individual to, nor disqualify such individual from, participation in any other grant of options under the Plan.

(c)    Duration of Plan. The term of the Plan, unless previously terminated by the Board, is ten years or until January 8, 2018. No option shall be granted under the Plan unless granted within ten years after the adoption of the Plan by the Board, but options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

(d)    Approval of Shareholders. If the Administrator issues any incentive stock options, solely for the purposes of compliance with the Code provisions pertaining to incentive stock options, the Plan shall be submitted to the shareholders of the Corporation for their approval at a regular meeting to be held within twelve months after adoption of the Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting at the meeting. If the shareholders decline to approve the Plan at such meeting or if the Plan is not approved by the shareholders within twelve months after its adoption by the Board, no incentive stock options may be issued under the Plan but all options granted under the Plan shall remain in full force and effect regardless of shareholder approval and the Plan may be used for future nonincentive stock option issuances. If shareholders fail to approve the Plan, all previously issued incentive stock options shall be automatically converted to non-qualified stock options.

5.    Terms And Conditions Of Options.

(a)    Individual Agreements. Options granted under the Plan shall be evidenced by agreements in such form as the Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the terms and conditions of this Section 5.

(b)    Required Provisions. Each agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the option, (iii) the time at which the option becomes exercisable, (iv) the scheduled expiration date of the option, (v) the vesting period(s) for such options, (vi) the timing and conditions of issuance of any stock option exercise, and (vii) whether the option is an incentive or non-qualified stock option.

(c)    Period. No option granted under the Plan shall be exercisable for a period in excess of ten years from the date of its grant. All options granted shall be subject to earlier termination in the event of termination of employment, retirement or death of the Grantee as provided in Section 6 or as otherwise set forth in the agreement granting the option. Unless otherwise provided in the agreement granting the stock option itself, an option may be exercised in full or in part at any time or from time to time during the term thereof, or provide for its exercise in stated installments at stated times during such term.

(d)    No Fractional Shares. Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any option granted under the Plan.

(e)    Method of Exercising Option. Options shall be exercised by written notice to the Corporation, addressed to the Corporation at its principal place of business. Such notice shall state the election to exercise the option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the option. Such notice shall be accompanied by payment in full of the exercise price for the number of shares being purchased. Payment may be made in cash or by bank cashier's check, or if required by the terms of the option itself, by allocating compensation due to the Grantee by the Corporation or by any of its subsidiaries to the Corporation as payment for the exercise price. In lieu of cash, if permitted by the option itself, such payment may be made in whole or in part with shares of the same class of stock as are then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise. In such case, prior to the acceptance of such shares, the Grantee shall supply the Administrator with written representations and warranties, including without limitation a representation and warranty that the Grantee has good and marketable title to such shares free and clear of liens and encumbrances. Alternatively, if permitted by the option itself, the Grantee may, in lieu of using previously outstanding shares therefore, use some of the shares as to which the option is then being exercised. The Corporation shall deliver a certificate or certificates representing the option shares to the purchaser as soon as practicable after payment for those shares has been received. If an option is exercised by any person other than the Grantee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the option. All shares that are purchased and paid for in full upon the exercise of an option shall be fully paid and non-assessable. In any case, no option shall be exercisable until a written stock option agreement in form satisfactory to the Corporation is executed by the Corporation and the Grantee. No option shares shall be issued until full payment therefor has been made, and until any tax withholding obligations have been satisfied in a manner acceptable to the Corporation.

(f)    No Rights of a Shareholder. A Grantee shall have no rights as a shareholder with respect to shares covered by an option. No adjustment will be made for dividends with respect to an option for which the record date is prior to the date a stock certificate is issued upon exercise of an option. Upon exercise of an option, the holder of the shares of Common Stock so received shall have all rights of a shareholder of the Corporation as of the date of issuance.

(g)    Effect of Plan on Employment Status. The fact that the Administrator has granted an option to a Grantee under this Plan shall not confer on such Grantee any right to employment or continuation of services with the Corporation or to a position as an officer or an employee of the Corporation, nor shall it limit the right of the Corporation to remove such Grantee from any position held by the Grantee or to terminate the Grantee 's employment at any time.

(h)    Compliance with Law. No shares of Corporation Common Stock shall be issued or transferred upon the exercise of any option unless and until all legal requirements applicable to the issuance or transfer of such shares have been completed.

(i)    Other Provisions. The option agreements may contain such other provisions as the Administrator deems necessary to effectuate the sense and purpose of the Plan, including covenants on the Grantee's part not to compete and remedies to the Corporation in the event of the breach of any such covenant.

(j)    Incentive Stock Options. Some one or more of the options granted under the Plan may be intended to qualify as an "incentive stock option" as defined in Section 422 of the Code, and any grant of such an option shall clearly specify that such option is intended to so qualify and shall include such provisions and conditions as are necessary to qualify the option as an "incentive stock option" within the meaning of Section 422 of the Code. If no such specification is made, an option granted hereunder shall not be intended to qualify as an "incentive stock option." The employees eligible to be considered for the grant of incentive stock options hereunder are any persons regularly employed by the Corporation in a managerial capacity on a full-time, salaried basis. Options granted under this Plan which are designated as incentive stock options shall be subject to the following terms and conditions:

(i)    Exercise Price.

(1)    Except as set forth in Section 5(j)(i)(2), the exercise price of an incentive stock option shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value (determined in accordance with Section 3(e)) of the stock covered by the option at the time the option is granted.

(2)    The exercise price of an incentive stock option granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or of any subsidiary (a "Ten Percent Shareholder") shall in no event be less than 110% of the Fair Market Value (determined in accordance with Section 3(e)) of the stock covered by the option at the time the option is granted.

(ii)    Disqualifying Dispositions. If stock acquired by exercise of an incentive stock option granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Administrator in writing of the date and terms of the disposition and shall provide such other information regarding the option as the Administrator may reasonably require.

(iii)    Vesting. Notwithstanding any other provision of this Plan, incentive stock options granted for any particular Grantee under all incentive stock option plans of the Corporation and its subsidiaries may not "vest" for more than $100,000 in Fair Market Value of stock (measured on the grant dates(s)) in any calendar year. For purposes of the preceding sentence, an option "vests" when it first becomes exercisable. If, by their terms, such incentive stock options taken together would vest to a greater extent than the foregoing vesting limit in a calendar year, and unless otherwise provided by the Administrator, the vesting limitation described above shall be applied by deferring (only to the extent necessary to satisfy the $100,000 limit) the exercisability of those incentive stock options or portions of incentive stock options which have the highest per share exercise prices. The incentive stock options or portions of incentive stock options whose exercisability is so deferred shall become exercisable on the first day of the first subsequent calendar year during which they may be exercised, as determined by applying these same principles and all other provisions of this Plan including those relating to the expiration and termination of incentive stock options. In no event, however, will the operation of this Section 5(j)(iii) cause an incentive stock option to vest before its terms or, having vested, cease to be vested. To the extent that any portion of an incentive stock option cannot be deferred to any later calendar year, then the portion of such incentive stock option that exceeds the foregoing annual vesting limit for the last calendar year in which any portion of that incentive stock option is permitted to vest as an incentive stock option, shall be converted and treated thereafter as a non-qualified stock option under the Plan and the Grantee shall be notified of that conversion.

(iv)    Term. Notwithstanding Section 5(c), no incentive stock option granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

6.    Termination Of Employment; Assignability; Death.

(a)    Termination of Employment. Except as otherwise set forth in this Section 6 and except with respect to options granted to consultants and service providers, the termination of which will be determined by the agreement with such consultant or service provider or by the Administrator, if any Grantee ceases to be an employee of the Corporation or of any subsidiary of the Corporation, other than for death, disability or discharge for cause, such holder (or successors or transferees) may, within six months after the date of termination, but in no event after the stated expiration date, purchase some or all of the shares with respect to which such Grantee was entitled to exercise such option, on the date such employment relationship terminated and the option shall thereafter be void for all purposes provided, however, that if such exercise of the option would result in liability for the Grantee under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then such six-month period automatically shall be extended until the tenth day following the last date upon which Grantee has any liability under Section 16(b) (but in no event after the stated expiration date). Any termination of an agreement pursuant to which services are rendered to the Corporation or of any subsidiary of the Corporation by any party who is a Grantee, without a renewal of that agreement or entry into a similar successor agreement, may be treated as a termination of the employment of the Grantee. A Grantee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Corporation, for as long as the period of any such leave does not exceed 90 days or, if longer, the duration of the Grantee's right to reemployment by the Corporation or any subsidiary as guaranteed either contractually or by statute.

(b)    Assignability. Options granted under the Plan and the privileges conferred thereby shall not be assignable or transferable, unless the Administrator provides otherwise. If an assignment or transfer is permitted by the Administrator, options shall be exercisable by such assignee or transferee as set forth in this Section 6.

(c)    Disability. If the employment of the Grantee is terminated due to permanent and total disability as defined in Section 22(e)(3) of the Code, the Grantee (or permitted transferee of the Grantee) may exercise the options, in whole or in part, to the extent they were exercisable on the date when the Grantee's employment terminated, at any time prior to the expiration date of the options or within one year of the date of termination of employment, whichever is earlier.

(d)    Discharge for Cause. If the employment of the Grantee with the Corporation or any of its subsidiaries is terminated due to discharge for cause, the options shall terminate upon receipt by the Grantee of notice of such termination or the effective date of the termination, whichever is earlier. Discharge for cause shall include discharge for personal dishonesty, willful misconduct in performance of duties, failure, impairment or inability to perform required duties, breach of fiduciary duty or conviction of any felony or crime of moral turpitude. The Administrator shall have the sole and exclusive right to determine whether the Grantee has been discharged for cause for purposes of the Plan and the date of such discharge.

(e)    Death of Holder. If a Grantee dies while in the Corporation's or any of its subsidiaries' employ or while rendering consulting or other services to the Corporation or to any of its subsidiaries, an option shall be exercisable within twelve months after the date of death, but in no event after the stated expiration date thereof, by the person or persons ("successors") to whom the Grantee's rights pass under will or by the laws of descent and distribution or by transferees of the Grantee, as the case may be, but only to the extent that the holder was entitled to exercise the option at the date of death. An option may be exercised (and payment of the option price made in full) by the successors or transferees only after written notice to the Corporation, specifying the number of shares to be purchased or rights to be exercised. Such notice shall comply with the provisions of Section 5(e).

(f)    Employment Agreement Provisions. Notwithstanding anything to the contrary in this Section 6, the provisions in an employee's employment agreement with the Corporation or any of its subsidiaries relating to vesting and exercise of options upon such employee's termination, resignation, disability or death shall control the vesting and exercise of the options granted to such employee.

7.    Certain Adjustments.

(a)    Capital Adjustments. Except as limited by Section 422 of the Code, the aggregate number of shares of Common Stock subject to the Plan, the number of shares covered by outstanding options, and the price per share stated in such options shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Corporation of consideration therefor in money, services or property.

(b)    Corporate Reorganizations. Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Corporation's issue, or any combination thereof, or upon a sale of substantially all of the property of the Corporation to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Corporation then outstanding by another corporation or by a group of persons who are required to file a Form 13D under the Exchange Act, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Corporation shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this paragraph entitled "Corporate Reorganizations," not yet be exercisable.

8.    Compliance With Legal Requirements.

(a)    For Investment Only. If, at the time of exercise of an option, there is not in effect as to the option shares being purchased a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively, the "1933 Act"), then the exercise of that option shall be effective only upon receipt by the Corporation from the Grantee (or Grantee's legal representatives or heirs) of a written representation that the option shares are being purchased for investment and not for distribution.

(b)    Listing and Registration of Option Shares. Any Option granted under the Plan shall be subject to the requirement that if at any time the Administrator shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

(c)    Compliance with Section 16 of the Securities Exchange Act of 1934. It is the intention of the Corporation that the Plan and options hereunder satisfy and be interpreted in a manner, that, in the case of Grantees, satisfies the applicable requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subject to avoidable liability thereunder. If any provision of the Plan or of any option agreement would otherwise frustrate or conflict with the intent expressed in this Paragraph 8(c), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to any person who is subject to Section 16 of the Exchange Act. Unless exempted by the Administrator, if an officer or director who is subject to the provisions of Section 16(b) of the Exchange Act exercises an option within six months of the grant of such option, the shares acquired upon exercise of such option may not be disposed of until six months after the date of grant of such option.

(d)    Compliance with Code Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any option granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable option agreement, the option agreement evidencing such option shall incorporate the terms and conditions necessary for such option to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable option agreement), the Plan and the option agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Code Section 409A (whenever issued, the "Guidance"). Notwithstanding anything to the contrary in this Plan (and unless the option agreement provides otherwise, with specific reference to this sentence), to the extent that a Grantee holding an option that constitutes "deferred compensation" under Code Section 409A and the Guidance is a "specified employee" (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six months following the date of such Grantee's "separation from service" (as defined in Code Section 409A and the Guidance) or, if earlier, the date of the Grantee's death.

9.     Application Of Funds.

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of options will be used for general corporate purposes.

10.     Withholding Of Taxes.

At the time of exercise of an option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the Grantee shall remit to the Corporation in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the Grantee's (i) tendering to the Corporation previously owned shares of stock or other securities of the Corporation with a fair market value equal to the required amount, or (ii) agreeing to have shares of common stock (with a fair market value equal to the required amount) which are acquired upon exercise of the option withheld by the Corporation, subject to the following limitations:

(a)    Any election pursuant to clause (ii) above by a Grantee subject to Section 16 of the Exchange Act shall either (x) be made at least six months before the Tax Date and shall be irrevocable; or (y) shall be made in (or made earlier to take effect in) any 10-day period beginning on the third business day following the date of release for publication of the Corporation's quarterly or annual summary statements of earnings and shall be subject to approval by the Administrator, which approval may be given at any time after such election has been made. In addition, in the case of (y), the option shall be held at least six months prior to the Tax Date.

(b)    Any election pursuant to clause (i) above, where the Grantee is tendering shares issued pursuant to the exercise of an Option, shall require that such shares be held at least six months prior to the Tax Date.

Any of the foregoing limitations may be waived (or additional limitations may be imposed) by the Administrator, in its sole discretion, if the Administrator determines that such foregoing limitations are not required (or that such additional limitations are required) in order that the transaction shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or any successor rule thereto. In addition, any of the foregoing limitations may be waived by the Administrator, in its sole discretion, if the Administrator determines that Rule 16b-3, or any successor rule thereto, is not applicable to the exercise of the option by the optionee or for any other reason. Any securities tendered or withheld in accordance with this Section 10 shall be valued by the Corporation as of the Tax Date.

11.    Expenses Of Administration Of Plan.

All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or one or more of its subsidiaries.

12.    Governing law.

Without regard to the principles of conflicts of laws, the laws of the State of Minnesota shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

13.    Inspection Of Plan.

A copy of this Plan, and any amendments thereto or modification thereof, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.

14.    Nonexclusivity Of The Plan.

The adoption of the Plan shall not be construed as creating any limitations on the power of the Corporation to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

Dated as of the 8th day of January, 2008.

ISORAY, INC.,
a Minnesota corporation

By:  /s/ Roger Girard

Roger Girard
Chief Executive Officer